Exhibit 23.1

Robinson Burdette Martin & Seright, L.L.P.	a professional services firm of certified public accountants	1500 Broadway Suite 1300 Lubbock, Texas 79401-3107	telephone (806) 744-3333 fax (806) 747-2106 www.rbmsllp.com

We consent to the inclusion in the Form 11-K of our report dated May 13, 2003 on our audits of the financial statements of Key Energy Services, Inc. 401(k) Savings and Retirement Plan.

Robinson Burdette Martin & Seright, L.L.P.

/s/ Robinson Burdette Martin & Seright, L.L.P.

Lubbock, Texas
June 24, 2004